EXHIBIT 23.02

       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
Intelliquis International, Inc.

As independent certified public accountants, we hereby consent to the use of our report dated May 10, 2001 with respect to the consolidated financial statements of Intelliquis International, Inc. included in this Form 10-KSB, and consent to the use of our name in the "Experts" section of this Registration Statement.

                              /s/ Hansen, Barnett & Maxwell
                              -----------------------------
                              HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
May 10, 2001